Exhibit 31.3

CERTIFICATION

I, Michael Pehl,  Chief Executive Officer of Immunomedics, Inc., certify that:

1.                                      I have reviewed the first amendment to the Annual Report on Form 10-K of Immunomedics, Inc.; and

2.                                      Based on my knowledge, this amendment does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this amendment.

Date: August 24, 2018

/s/ Michael Pehl
Michael Pehl
Chief Executive Officer